Customer Service Agreement

TriNet

1. **Guarantee**

- TriNet HR Corporation ("TRINET") is proud of its employees, its services and the reputation it enjoys with its many satisfied customers.
- To make your decision to enroll with TRINET an easy one, we are pleased to guarantee your satisfaction as follows.
- The first 60 days you use our services will be considered a trial period. At any time up to the end of the trial period, you may cancel our services under the terms of the Customer Service Agreement and receive a full refund of all non-setup Service Fees collected by TriNet from the start of the Agreement. Your 60 day trial period ends ________

2. **Start Dates**

a.	First Payroll Period From	01/01/10 through 01/15/10
b.	First Check Date	01/15/10
c.	Benefit Plan Enrollment & Participation	Start Date 01/01/10

3. **Parties**

Necessary Data	a. TRINET	b. CUSTOMER
Legal Name	TriNet HR Corporation	*American River Bankshares
DBA (if any)	TriNet	
Address No. 1	1100 San Leandro Blvd.	3100 Zinfandel Drive Suite 450
Address No. 2		
City, State, Zip Code	San Leandro, California 94577	Rancho Cordova,CA,95670
Phone Number	510.352.5000	*916-565-6100
Fax Number	510.352.6480	*
State of Incorporation/Formation	California	*CA
Federal Tax I.D.		* 68-0352144
SIC or NAICS Code		6712
Website	www.trinet.com	www.amrb.com

4. **Fees**

Type of Fee & Description	Specification
a. **Customer Set Up Fee** (If "Invoice" is checked, the fee will be added to the first invoice for services under this Agreement and will be collected in accordance with the electronic transfer provisions of Attachment 2.)	$ Waived ☐ Invoice ☐ Check: Received By ________ Date ________
b. **Service Fee** (Flat fee per paid employee per month. Example: If fee for Customer with 10-19 employees were $150, Service Fee for 12 employees would be $150x12=$1,800 per month.)	See attached addendum Starting Service Fee/employee/mo. $88.00
c. **Indemnity Guaranty Payment** (Cash or credit equivalent security is required to assure capacity to meet indemnity commitments. Amount will be adjusted automatically. If pre-payment of estimated payroll is elected, a $15 fee per wire transfer will apply. See §5.f.)	Write check in the amount of $________ or provide credit equivalent security in the form of ________ Received By ________ Date ________
d. **COBRA Processing Fee** (If Agreement is terminated without proof that CUSTOMER has secured sufficient successor health insurance coverage to avoid a qualifying event, CUSTOMER will pay $500 per employee.)	$500/employee
e. **Insufficient Funds (NSF) Processing Fee**	$100/employee per NSF event
f. **Unpaid Balance Carrying Charge**	1.5% per month
g. **Termination of Agreement with Less Than 30 Days Notice**	$100/employee
h. **HR Passport** (Per transaction fees for initiating a paper transaction that could have been done on-line via HR Passport.)	See attached schedule
i. **Additional Fees**	See attached schedule

* Required fields to be completed by Cl

5. Description of Agreement & Parties' Obligations

a. This Agreement covers the employees employed by TRINET at CUSTOMER's location(s) ("EMPLOYEES" as a group or individually as "EMPLOYEE"). TRINET shall implement its payroll, benefits, and employer-of-record services, its human resources, risk management, and communications policies, and shall insofar as necessary herein, or required by applicable law, administer the employment relationship, the payment of wages, the withholding and remittance of payroll-related taxes and the employee benefits for EMPLOYEES as long as the Agreement remains in force. To that end, CUSTOMER agrees that it will assist TRINET in, taking whatever steps are necessary for TRINET to establish and maintain a sufficient employer relationship with the EMPLOYEES to perform its duties under this Agreement.

b. This Agreement is not a financing agreement, or a loan, or a short-term funding or advance arrangement. At all times, CUSTOMER remains responsible for the financial aspects of its business. Specifically, CUSTOMER acknowledges that operation of a business with insufficient funds or credit to meet the business's payroll and tax obligations is a violation of federal and state laws. Operating in such a condition constitutes an automatic default and termination of this Agreement, whether or not such condition is known by TRINET.

c. CUSTOMER shall be responsible for the workplace and the activities therein, including CUSTOMER's product(s) and/or service(s). CUSTOMER shall be responsible for instructing and equipping the EMPLOYEES in the safe performance and requirements of individual job functions, and for determining the adequacy of performance of said job functions by the EMPLOYEES. CUSTOMER's workplace must continue to comply with all regulatory aspects of doing business which applied to CUSTOMER before execution of this Agreement, and which would apply in its absence, including without limitation, payroll-based excise, franchise, business, revenue, or head taxes (collectively "business taxes"), environmental requirements, the obligation to maintain a safe and accessible workplace under the Occupational Safety & Health Act and the Americans with Disabilities Act, and all related and similar regulatory requirements. CUSTOMER shall continue to establish and be primarily responsible for work scheduling requirements consistent with its business needs, and in compliance with the Family and Medical Leave Act, if applicable, and other regulatory requirements relating to leave from work. CUSTOMER shall comply with TRINET's reasonable return-to-work policies, such as those required by applicable law, else TRINET may re-assign eligible EMPLOYEES to other work locations.

d. TRINET and its workers compensation carrier shall have the right to inspect CUSTOMER's premises on reasonable notice, during usual business hours, and to the extent possible, at a mutually convenient time. In no event shall this right, the exercise of this right, or the non-exercise of this right affect the CUSTOMER's obligations to TRINET and the EMPLOYEES specified in this Agreement. CUSTOMER agrees to follow TRINET's recommendations regarding safety plans and measures.

e. CUSTOMER agrees to monitor and accurately record the time, wage status, and attendance of the EMPLOYEES on a timely basis, and to hold TRINET harmless for the correctness and accuracy of all such information, and will pay any TRINET invoice based on said information. Any liability arising from the accuracy of the wages reported to TRINET or the failure to report wages to TRINET is the sole responsibility of CUSTOMER.

f. CUSTOMER agrees to maintain sufficient funds or other satisfactory credit at all times to cover the cost of current payroll, accrued paid time off ("PTO"), vacation or sick leave balances, and any other discretionary wages and benefits for all EMPLOYEES ("Payroll Obligation"). TRINET requires an Indemnity Guaranty Payment ("IGP") either as a cash deposit or credit equivalent security sufficient to cover the Payroll Obligation. The amount of the required IGP will be adjusted automatically in accordance with the changes CUSTOMER makes in the Payroll Obligation and additional IGP or pre-payment may be required if an off-cycle payroll exceeds the regular current payroll amount.

i. In the event CUSTOMER elects not to provide the cash deposit referred to in this §5.f, CUSTOMER agrees to (a) provide a financial instrument, such as a pledged certificate of deposit, letter of credit or bond sufficient to cover the amounts referred to in this §5.f; (b) pre-pay each estimated payroll obligation on a timetable mutually agreed upon such as the terms and conditions of Attachment 2b regarding Fedwire or (c) demonstrate to TRINET's satisfaction that CUSTOMER has sufficient liquid assets and/or credit worthiness to fulfill the requirements of this Agreement.

ii. In the event CUSTOMER elects §5.f.i.(c), CUSTOMER agrees to provide TRINET true and correct financial statements upon request and agrees that TRINET has the right to determine whether CUSTOMER has sufficient liquid assets and/or credit worthiness for purposes of §5.f.i.(c) by considering, among other factors: working capital; profitability; length of time in business; and credit reports by third parties.

iii. CUSTOMER further agrees to assure that all EMPLOYEES agree to the HR Passport End User License Agreement or otherwise communicate to all EMPLOYEES its responsibilities under this Agreement, including but not limited to, the obligations of this §5.f. CUSTOMER is solely responsible for any communications to EMPLOYEES inconsistent with, or outside the scope of, this Agreement.

iv. If CUSTOMER fails to pay TRINET any invoice when due, TRINET will apply the IGP to the amount due. In such circumstances, CUSTOMER must replenish the IGP to its previous level before the next payroll is due. TRINET will refund or release the IGP within thirty days after the effective date of termination of this AGREEMENT, provided no unfulfilled obligations are outstanding.

g. In accordance with the legal requirements of several States, TRINET reserves a right to direct and control EMPLOYEES; provided that CUSTOMER retains the right to exercise such direction and control over EMPLOYEES as is necessary to conduct CUSTOMER's business, discharge any fiduciary responsibilities which it may have, or comply with applicable licensing requirements. TRINET reserves the right to hire on its payroll, communicate with at any time, and determine whether to retain, compensate, or terminate from its payroll, the EMPLOYEES covered by this Agreement. CUSTOMER shall determine who will work in its workplace, but CUSTOMER has no right to determine whom TRINET may retain or pay on its payroll.

h. CUSTOMER agrees that TRINET will not be responsible in any way for any person who has not applied, and been accepted, for employment by TRINET. CUSTOMER understands that any and all liability arising from the use of independent contractors, temporary workers, etc. is the sole responsibility of CUSTOMER.

i. CUSTOMER acknowledges sole responsibility to exercise direction and control sufficient to ensure compliance with applicable licensing regulations and professional standards. Nothing about this Agreement shall affect, modify, or diminish CUSTOMER's obligation to ensure that it and its agents, designees, or anyone acting on its behalf shall be in compliance with all requirements applicable to the performance of CUSTOMER's work.

j. In the event of default on any payment required under this Agreement, including, without limitation, timeliness, sufficiency, and good and clear funds, TRINET reserves the right in its sole discretion to terminate this Agreement immediately and continue the employment of the EMPLOYEES, or any subset of EMPLOYEES, at no less than the minimum wage, or to place said EMPLOYEES on paid leave as specified in TRINET's paid leave policies at the applicable wage rate specified therein. Such election is without recourse for CUSTOMER, and creates no right of setoff or any other remedy, nor is it an excuse for non-compliance by CUSTOMER with any provision of this Agreement.

k. In the course of this arrangement, TRINET and CUSTOMER each has and will continue to disclose to the other certain information that is considered to be trade secrets and/or proprietary to their respective organizations, operations, and structure. The parties further agree and represent that all information exchanged remains the sole property of the party that provides the information, can only be used in the furtherance of this undertaking unless otherwise agreed to by the parties, and shall be returned to the respective owner upon request. Nothing contained herein is to be construed to restrict the flow of information between the parties, but rather is intended to protect each party from disclosure of this proprietary information to outsiders, and to ensure its proper protection during the course of this arrangement. CUSTOMER has no greater right of access to, nor economic interest in, employee information obtained by, supplied to, developed by, or retained by TRINET, or to which TRINET is privy than it would have in the absence of this Agreement.

l. The parties agree that each bears responsibility for implementing procedures to provide safeguards against any and all unintended disclosures or release of confidential information, financial resources, or any other property of value, whether tangible or intangible, and each agrees to cooperate with the other in the furtherance and implementation of said procedures. In no event, however, shall TRINET be responsible for, or a surety of, the safety, integrity, or value of any of CUSTOMER's property, physical, intellectual, or otherwise.

m. CUSTOMER may choose to enter into an Employee Invention Assignment and Confidentiality Agreement with any EMPLOYEE. Furthermore, the parties acknowledge that any EMPLOYEE will be an employee of CUSTO[illegible] the purpose of establishing rights to any and all inventions, including but [illegible] to, improvements, designs, original works of authorship, formulas, [illegible]es, compositions of matter, computer software programs, databases, mas[illegible] and

trade secrets ("Inventions") made or conceived by such EMPLOYEE. CUSTOMER and TRINET further acknowledge and agree that all rights to any patent, patent application, copyright, mask works, trade secrets, or intellectual property or any interest in any Invention shall be unaffected by this Agreement. Nothing about this Agreement shall create in TRINET any such rights or interests.

n. To the extent permitted by law, TRINET is responsible for such administrative employment matters as payment of all federal, state and local employment taxes and mandatory insurance coverage [as distinct from business taxes whether or not assessed or calculated on such bases as payroll, head count, revenue, etc.], processing of payroll, providing workers compensation coverage, as well as TRINET-sponsored benefit programs for eligible EMPLOYEES. TRINET makes such payments under its own accounts as the rated employer of record, and, unless required by law, no monies are paid by TRINET on behalf of CUSTOMER into any accounts under CUSTOMER's tax identification number ("TIN"), and CUSTOMER is not responsible for any gain or loss arising therefrom. Upon the termination of this Agreement, CUSTOMER shall be required to commence, or re-commence, paying such taxes, insurance, and contributions into accounts under its own name and TIN, and may or may not be rated based on its prior experience with the taxing authority, and may be subject to starting a new tax base year, depending on applicable law.

o. CUSTOMER warrants that, as of the most recent payroll period for the EMPLOYEES covered by this Agreement, CUSTOMER is in complete compliance with all applicable payroll tax, health & welfare plan, qualified plan, and wage-hour requirements, or that it has reserved adequate funds for said compliance, and specifically indemnifies and holds TRINET harmless therefor. Notwithstanding any other provision of this Agreement, CUSTOMER remains responsible for work assignments as exempt or non-exempt under applicable wage-hour requirements, except to the extent CUSTOMER engages TRINET for a wage-hour audit and CUSTOMER provides complete and correct information in that connection and notifies TRINET of any material changes thereafter with respect to job duties and hours worked. Further, CUSTOMER indemnifies and holds TRINET harmless for all compliance requirements with respect to any workers engaged directly by CUSTOMER.

p. Pursuant to the requirements of the Financial Accounting Standards Board and the Internal Revenue Code, TRINET acknowledges that the EMPLOYEES remain employees of the CUSTOMER for the purposes of determining whether such persons are qualified to receive incentive stock options pursuant to the Internal Revenue Code and applicable law. TRINET agrees to take all reasonable actions, or to refrain from taking any action as may be permitted hereunder to ensure that such EMPLOYEES qualify to receive incentive stock options under the Internal Revenue Code or other applicable laws. As such, TRINET agrees that it will not grant stock options to the EMPLOYEES covered by this Agreement.

q. TRINET's wage liability to the EMPLOYEES is limited to the statutory minimum wage and overtime and statutorily required benefits.

i. Nothing about this Agreement transfers any non-statutory liabilities from CUSTOMER to TRINET. TRINET guarantees to CUSTOMER and the EMPLOYEES that all EMPLOYEES will be paid according to law, and no less than the required minimum wage and overtime, regardless of CUSTOMER's compliance with any other provision of this Agreement.

ii. Any wages and benefits in excess of minimum wage, including without limitation bonuses, commissions or other non-regular wages, are considered discretionary, voluntarily elected by CUSTOMER without obligation by TRINET, and the sole responsibility of CUSTOMER, because each represents compensation for the economic value of the labor, service, or intellectual property provided by EMPLOYEES exclusively to CUSTOMER. TRINET will only process such discretionary wages if CUSTOMER has duly authorized and funded the discretionary wages prior to payment in accordance with applicable accounting standards and practices.

iii. To the extent that CUSTOMER chooses to compensate the EMPLOYEES with any additional compensation, satisfaction of such commitments shall remain the exclusive and sole responsibility of CUSTOMER, provided that, nothing about such exclusive and sole responsibility shall prevent CUSTOMER from delegating to TRINET for the fees stated herein the administrative and mechanical burdens of delivering said additional and discretionary compensation to the EMPLOYEES upon prior receipt of adequate payment from CUSTOMER. Such additional compensation can include, but is not necessarily limited to, a qualified plan of retirement benefits, equity options, wages, bonuses and commissions above the minimum wage, PTO, vacation or sick leave benefits, bereavement leave benefits, etc., none of which is otherwise provided by TRINET.

iv. CUSTOMER agrees to pay for any compensation earned but not paid to or for EMPLOYEES prior to, during, upon termination of, and subsequent to their employment with TRINET, including, but not limited to, premiums or contributions payable for employee benefit plans through the end of the month in which the EMPLOYEE was terminated, unused PTO, vacation or sick leave, and expense reimbursements.

v. The requirements of this §5.q shall apply regardless of CUSTOMER's financial condition. CUSTOMER acknowledges and agrees that the liabilities described herein are a form of wage and tax liability, for which CUSTOMER's officers and directors can be personally liable. CUSTOMER specifically holds TRINET harmless for said liability, and acknowledges that such liabilities are not the responsibility of TRINET, or any TRINET employee, officer, or director.

r. CUSTOMER and EMPLOYEES shall comply with the procedures and policies contained in the Customer and Employee Guidebooks, which TRINET may revise upon thirty (30) days' written notice to CUSTOMER. CUSTOMER shall not impair the implementation of TRINET's Employee Handbook.

s. TRINET sponsors no qualified plan of benefits under Internal Revenue Code §401 for the EMPLOYEES. Regulatory compliance for any such plan remains the exclusive responsibility of CUSTOMER.

t. If CUSTOMER hires a TRINET corporate employee [i.e., an employee who provides service to TRINET under its direction and control] at any time during such employee's employment by TRINET, or within the six-month period following the termination of the employee's employment with TRINET, CUSTOMER shall pay TRINET a placement fee of $25,000. CUSTOMER agrees that this represents fair compensation to TRINET for its loss of trained personnel, the investment made into such personnel, the cost of replacing such personnel, and the lost relationships between such personnel and TRINET's internal employees, customers, and vendors.

u. CUSTOMER agrees to provide access to the internet/world wide web at the worksite for EMPLOYEES and to require each EMPLOYEE to participate in the on-line orientation provided by TRINET. CUSTOMER agrees to ensure that each EMPLOYEE has a valid email address and consents to the End User License Agreement for HR Passport as a condition of employment. CUSTOMER agrees to process transactions with TRINET through HR Passport and acknowledges that TRINET will not be responsible for acting on telephone or e-mail notifications of transactions and will be responsible for acting on fax notification of transactions only if HR Passport is not operative for such transactions. Customer agrees that data, reports and handbooks will be accessed through HR Passport and that any special request for paper reports or handbooks will only be provided at additional fees.

6. Term of Agreement & Billing

a. This Agreement shall become binding upon execution by both parties and the effective date shall be as of the date of CUSTOMER's signature. TRINET reserves the right to delay the Start Dates in §2 in connection with any delay in CUSTOMER providing required information.

b. This Agreement shall remain in force for the term of twelve (12) months from the first date in §2.a ("Initial Term"), subject to §§6.c and 6.d, during which time TRINET may not change the fees specified in §§4.b, 4.d, 4.e, 4.f, and 4.g. For any other fees, and following the Initial Term for all fees, TRINET agrees to give CUSTOMER thirty (30) days' prior written notice of any adjustments. Following the Initial Term, this Agreement shall remain in force from month to month ("Extended Term").

c. This Agreement may be terminated during any term by either party, for any reason or no reason, upon thirty (30) days' written notice. TRINET will charge a one-time fee of $100 per EMPLOYEE if CUSTOMER fails to give 30 days' written termination notice of this Agreement, or if CUSTOMER's default of any payment term causes a termination. In the event of termination, and TRINET's records indicate that during the 90-day period prior to the termination, nineteen (19) or fewer WSEs performed services for CUSTOMER, CUSTOMER acknowledges and agrees that it is CUSTOMER's responsibility to secure replacement health care insurance or coverage that satisfies the definition of "replacement coverage," so that no qualifying event occurs as that term is defined by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and pursuant to regulations thereunder ("COBRA"). In the event that CUSTOMER fails to secure said replacement coverage, TRINET may elect to waive said requirement and charge CUSTOMER, and CUSTOMER shall remit to TRINET, a processing fee of $500 per existing or former WSE who is [illegible] the time period to elect COBRA. CUSTOMER agrees this is a reasonable a[illegible] the compliance and administrative burdens necessitated by CUSTOME[illegible] to secure replacement coverage. If CUSTOMER has 20 or more WSEs a[illegible] of

termination of this Agreement, or at any time during the 90-day period prior to termination, or is transitioning to another professional employer organization, CUSTOMER is required to assume all COBRA obligations TRINET would otherwise bear, and it is agreed TRINET shall have no further COBRA obligations for existing or former employees of CUSTOMER and specifically, but not by way of limitation, the participation of any COBRA participant in TRINET's benefit plans shall cease as of the end of the month in which the CUSTOMER termination occurs and CUSTOMER shall be responsible for all notification requirements to benefit plan participants associated with CUSTOMER's business.

d. The breach or default of any material term or condition of this Agreement by either party will cause its immediate termination, unless the non-breaching party elects otherwise in writing. Material breach or default in any jurisdiction is grounds for complete termination of the Agreement. Notwithstanding same, the non-breaching party must provide immediate written notice of any material breach or default, except that failure of any element, term, or condition of fee payments constitutes immediate default and termination, without need for notice by TRINET, and shall trigger TRINET's wage guarantee and employment continuation rights. Either party shall have the right to reinstate this Agreement if the party in breach or default cures (to the non-breaching party's satisfaction) within three (3) business days of termination and provides adequate assurances of future performance.

e. Errors in billing are not a material breach of this Agreement. If CUSTOMER believes that any billing or other communication between the parties is in error, CUSTOMER shall notify TRINET as soon as practicable after such error is discovered, and in no event later than fifteen (15) days after billing date, and TRINET will use reasonable efforts to correct such error. Any tax credit recoveries, efficiencies or economies of scale achieved by TRINET in its employer of record capacity, or savings arising from the length of employment of any EMPLOYEE, the hours worked, or number of EMPLOYEES, remain the sole property of TRINET, unless otherwise required by applicable law.

f. CUSTOMER shall pay and reimburse TRINET for all service fees and for all monies paid and/or disbursed by TRINET related to the services provided to the CUSTOMER upon demand. Such payment shall be accomplished by electronic funds transfer authorized by CUSTOMER, in such amounts and on such schedules as are reasonable for meeting the obligations hereunder.

7. Insurance

a. Consistent with applicable law, which varies by state, TRINET shall furnish workers compensation insurance coverage for all the EMPLOYEES covered under the terms of this Agreement. Commencing with the first date in §2.a, such coverage shall be in full force and effect through the term of this Agreement, subject to continued compliance with the risk profile approved at the inception of this Agreement. CUSTOMER shall notify TRINET in advance of any material change in the nature of the work performed by EMPLOYEEs. Upon request, TRINET shall promptly cause a Certificate of such insurance to be issued in the name of CUSTOMER.

b. TRINET maintains coverage for Employment Practices Liability ("EPL"), pursuant to which CUSTOMER may be eligible for beneficial coverage, subject to the terms and conditions of said coverage, including without limitation that the CUSTOMER is in compliance with this Agreement and TRINET's policies and procedures (including seeking and following TRINET's HR advice), and that the allegedly covered act must have occurred, and the claim based upon it must have been made, during the term of this Agreement. TRINET reserves the right to change or cancel its EPL coverage upon ten (10) days' notice to CUSTOMER.

c. CUSTOMER agrees to keep in full force and effect at all times during the term of this Agreement, a comprehensive general liability insurance policy in the minimum limit of one million dollars ($1,000,000) insuring CUSTOMER against bodily injury and property damage liability caused by CUSTOMER's premises-operations, completed operations and/or products. Said policy shall also include blanket contractual liability and personal injury liability.

d. If any EMPLOYEE is required to drive a vehicle of any kind for CUSTOMER, CUSTOMER will furnish liability insurance to include coverage for public liability, both bodily injury and property damage, with a minimum combined single limit of one million dollars ($1,000,000) and uninsured motorist insurance with a minimum combined single limit of sixty thousand dollars ($60,000), or the minimum limit required by applicable state law whichever is greater. CUSTOMER is also required to insure against hired and non-owned liability. CUSTOMER accepts full responsibility for claims, including defense thereof, involving bodily injury, property damage, theft, fire, collision, cargo damage, or public liability arising from the driving or use of any vehicle conveyance by any EMPLOYEE. In states where no-fault laws apply, P. I. P. or equivalent coverage shall apply.

e. If an EMPLOYEE performs any duties in any professional, licensed, or like capacity, CUSTOMER agrees to exercise such direction and control over said EMPLOYEE sufficient to comply with all applicable laws and professional standards, and CUSTOMER shall secure appropriate liability insurance which shall cover any acts, errors or omissions, including, but not limited to, negligence.

f. At such times as CUSTOMER has 25 or more EMPLOYEES, TRINET shall have the option to require CUSTOMER to obtain additional insurance and, in that event, CUSTOMER agrees to keep in full force and effect at least one of the following: (i) EPL insurance for a minimum of five hundred thousand dollars ($500,000) in addition to the EPL coverage provided by TRINET pursuant to §7.b above or (ii) a Directors & Officers insurance policy in the minimum limit of one million dollars ($1,000,000).

g. CUSTOMER agrees to cause its insurance carriers to issue a Certificate of Insurance to TRINET evidencing the coverage referred to in §§7.c, 7.d, 7.e & 7.f, with said certificate to name TRINET, as applicable, as an additional insured or certificate holder and to provide thirty (30) days' notice in the event of cancellation of coverage. TRINET recommends that CUSTOMER's insurance carrier(s) have a minimum financial rating of (A-VII) according to the most current Best's Key Rating Guide.

8. Indemnification

a. Each party to this Agreement is responsible for its own actions. Any action or lack of action of any EMPLOYEE shall be attributed to that party which at the time of the action or lack of action was directing the activities of the EMPLOYEE, or on whose behalf the EMPLOYEE was working. Neither party shall be liable in any event for the other party's loss of profits, business goodwill or other consequential, special, incidental or punitive damages.

b. CUSTOMER is responsible for the workplace and the activities therein, just as it is solely responsible for the conduct of its business, as well as the fabrication of product or preparation and provision of service in which said business is engaged. TRINET has no responsibility whatsoever for said business, product, or service, and nothing about this Agreement reduces CUSTOMER's responsibility to conduct its business lawfully; therefore, CUSTOMER indemnifies and holds TRINET harmless for any and all liabilities or consequences arising out of CUSTOMER's business, product, or service. Further, without limitation of the foregoing, CUSTOMER agrees to hold TRINET (including its officers, employees, and agents) harmless and indemnify it against all claims (including court costs and attorney fees) for any negligent act, other tortious conduct, violation of any statute, law, or regulation, criminal or dishonest activity attributed to any EMPLOYEE hereunder or CUSTOMER's failure to perform under the terms of this Agreement, or due to any action by CUSTOMER which may result in a violation of any law or regulation for which it has any responsibility pursuant to law or any provision of this Agreement.

c. TRINET stands behind its services, but CUSTOMER ultimately controls the effectiveness of this Agreement within its workplace; therefore, TRINET's indemnification of CUSTOMER is necessarily limited to the direct scope of TRINET's services over which TRINET has control. Accordingly, TRINET indemnifies and holds CUSTOMER (including its officers, employees and agents) harmless from and against any and all loss, cost, liability, and expense (including court costs and attorney fees) and claims for damage of any nature whatsoever, whether known or unknown as though expressly set forth and described herein, which CUSTOMER may incur, suffer, become liable for, or which may be asserted or claimed against CUSTOMER as a result of the acts, errors, or omissions of TRINET. TRINET agrees to hold CUSTOMER harmless and indemnify it against all claims for TRINET's failure to perform, or legally insufficient performance of any obligation contained within this Agreement, including without limitation all payroll and benefits services. Further, TRINET agrees to release, indemnify, and hold CUSTOMER harmless from any and all wrongful or negligent acts committed by TRINET (including its officers, employees and agents), including violations of any federal, state, or local statutes, laws or regulations.

9. Enforcement & Other Provisions

a. Except for an assignment to a TRINET affiliate or in connection with a merger or acquisition of TriNet, neither TRINET nor CUSTOMER shall assign this Agreement or its rights and duties hereunder, or any interest herein, without the prior written consent of the other party, which shall not be unreasonably withheld.

b. This Agreement, and any attachments identified as comprising part of this Agreement, to wit:

(X) Required Authorized Roles & Financial Disclosures

(X) Electronic Funds Transfer Provisions (Attachment 2a or 2b)

(X) Schedule of Due Dates and Special Fees

(X) Addendum

(X) Special States Addenda (incorporated by reference for each State required for EMPLOYEES located in such State)

constitute the entire agreement between the parties with regard to this subject matter and no other agreement, statement, promise or practice between the parties relating to the subject matter shall be binding on the parties. This Agreement may be changed only by a written amendment signed by both parties and §§5.k-m, 6.d-f, 8.a-c, & 9.d-l shall survive the termination of this Agreement.

c. Failure by either party at any time to require performance by the other party or to claim a breach of any provision of this Agreement will not be construed as a waiver of any subsequent breach nor affect the effectiveness of this Agreement, nor any part thereof, nor prejudice either party as regards any subsequent action.

d. Any notice or demand to be given hereunder by either party shall be effected in writing by personal delivery, by express delivery service (shipping prepaid and deemed communicated at the time the delivery service records delivery) or by certified mail (postage prepaid, return receipt requested, and deemed communicated forty-eight (48) hours after mailing). Express delivery and mailed notices shall be addressed to the party's place of business set forth in the beginning of this Agreement, but each party may change the address by written notice in accordance with this section.

e. In the event that any action is brought by either party hereto as a result of a breach or default in any provision of this Agreement, the prevailing party in such action shall be awarded reasonable attorney fees and costs in addition to any other relief to which the party may be entitled.

f. In the event that a dispute arises between the parties hereto relating to the terms of this Agreement, either party may serve notice that it desires to have the dispute mediated by a mediator selected in accordance with the procedures of the American Arbitration Association, or as agreed by the parties to the dispute. Once elected, the parties must allow a minimum of sixty (60) days to resolve the dispute through mediation. If the dispute is not resolved through mediation, then it shall be submitted to final and binding arbitration by a committee of American Arbitration Association arbitrators (one appointed by TRINET, one appointed by CUSTOMER, and one appointed by the two so appointed). The arbitrators will abide by the then applicable rules of the American Arbitration Association and judgment may be obtained on the award in any court of competent jurisdiction as defined in §9.g. Any mediation and arbitration will be conducted in the city of the TRINET office closest to the headquarters office of CUSTOMER. Notwithstanding the foregoing, §§5k-m claims for preliminary injunctive relief or other pre-judgment remedies and claims for failure to make payment of an invoice in accordance with this Agreement may be brought in a court of competent jurisdiction as defined in §9.g. The parties hereby knowingly, voluntarily, and irrevocably waive their right to trial by jury, and agree that if the foregoing binding arbitration provision is determined for any reason to be unenforceable or inapplicable to a particular dispute, then such dispute shall be decided solely by a judge, without the use of a jury, sitting in a court of competent jurisdiction as defined in §9.g.

g. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its conflicts of laws provisions. The parties agree and hereby irrevocably submit any suit, action or proceeding against TRINET arising out of or related to this Agreement to the jurisdiction and venue of any court of competent jurisdiction located in Alameda County, California, and any suit, action or proceeding against CUSTOMER arising out of or related to this Agreement or any of the transactions contemplated by this Agreement to the jurisdiction and venue of any court of competent jurisdiction located in the County of the City and State identified in §3.b of this Agreement. The parties waive any and all other objections to jurisdiction and venue.

h. Should any term, warrant, covenant, condition, or provision of this Agreement be held to be invalid or unenforceable, the balance of this Agreement shall remain in full force and shall stand as if the unenforceable part did not exist.

i. This Agreement shall be construed in its entirety, and with the effect of giving meaning to it as a whole, and not strictly for or against any of the parties, regardless of who shall have actually drafted any given provision. For purposes of construction, all parties shall be deemed to have drafted this Agreement, and none of the parties shall argue or urge to the contrary.

j. Each party hereby acknowledges that he, she, or it: (i) has carefully read this Agreement; (ii) has been apprised by, or had the opportunity to be apprised by, counsel of the legal meaning and practical effects of this Agreement; (iii) has had adequate opportunity to make any investigation or inquiry as necessary or appropriate in connection with the subject matter of this Agreement; (iv) has been afforded the opportunity to negotiate as to any and all terms hereof; and (v) is executing this Agreement as a voluntary act, free from any duress, menace, or undue pressure or threat whatsoever.

k. The parties represent and warrant that they have full power and authority to enter into this Agreement, and to fulfill all its terms and conditions, and that no rights hereunder have been previously assigned to anyone.

AGREED

For CUSTOMER

[signature] 12-22-0

* Signature * Date

Mitchell A. Derenzo, EVP + CFO

* Name & Title

mderenzo@amrb.com

* Email Address of Record for immediate notice to CUSTOMER

For TRINET

[signature] 1-4-10

Signature Date

Jeff Zamczyk General Manager

Name & Title

Required Authorized Roles & Financial Disclosure

TriNet

COST OF TRINET SERVICES

TriNet fees include one-time set up fee to begin service; service fees with the proportionate amount of the monthly fee charged with each regular payroll; charges for taxes and benefits; and special fees for expediting services or optional services you request that are not included in your service level.

INVOICE CATEGORIES

Our invoice format provides summary totals for the following categories of charges billed per employee:

- **Gross Wages** – total of salaries, bonuses, commissions, and other earnings including any Benefits Supplements or Allowances paid to all employees we service for you.
- **Employer Taxes and Contributions** – total charges for employer services handled by TriNet, including charges for federal, state, and local payroll taxes; unemployment taxes; TriNet's service fees; and miscellaneous charges.
- **Workers Compensation** – total of your charges for workers compensation insurance and TriNet's workers compensation services.
- **Benefits** – total of your contributions toward health, dental, and vision plans (unless you fund employee benefits with a Benefits Supplement, which is part of Gross Wages) plus your costs for group life and disability and any contribution you make to a retirement plan.
- **Other** – You may also see itemized at the bottom of your invoice special fees such as express delivery charges, or the cost of optional services that are not included in your service level.

BILLING PRACTICES

Monthly Service Fee

A Service Fee is charged with each regular payroll in an amount based on the number of employees paid in that payroll. The proportionate amount of the monthly service fee specified in §4.b. that is charged with each payroll will depend on the payroll cycle you select: 100% if monthly payroll cycle; 50% if semi-monthly payroll cycle: 46.15% if bi-weekly payroll cycle. Request a separate quote if you desire a weekly payroll cycle.

Social Security and Medicare Taxes

We charge the federal rate for social security taxes up to the annual earnings limit for each employee, and for Medicare taxes, which do not have an earnings limit. You are required to reimburse TriNet for the FICA charges applicable to employees and former employees receiving disability benefit payments for as long as they receive these payments.

Unemployment Taxes

We charge the federal rate for federal unemployment taxes (FUTA). For state unemployment taxes (SUI), we charge you a rate up to the greater of the standard rate for a new or un-rated company, the rate applicable to TriNet in the aggregate, or, in some states, a rate based on your individual experience rating. In any case, FUTA and SUI are charged only up to the earnings limit.

Workers Compensation Insurance

The workers' compensation service fee includes the expected cost to TriNet to procure the insurance coverage as well as the internal administrative costs to manage TriNet's workers compensation services. The fee is generally calculated by determining the appropriate individual classification based on the business operations of each customer and the state(s) they are located in and applying the applicable rates contained in TriNet's rate schedule. However, in some states, your rates may be subject to adjustment based on your company's individual experience rating or other regulatory provisions.

Benefits

Your company is required to fund employee benefits at a level at least equal to 60% of employee-only coverage of the lowest cost medical plan. You are also responsible for the employee portion of benefit premiums when you have not authorized sufficient pay to the employee to cover it.

Amount of Charges

The charges set forth in the Agreement, including the Schedule of Due Dates and Special Fees, are subject to change as specified in the Agreement. The charges referred to in this Financial Disclosure, including benefits and workers compensation, include administrative fee components and may exceed or be less than our actual cost on a case-by-case basis and are considered, therefore, agreed upon charges and not a pass-through or penalty.

Schedule of Due Dates and Special Fees

TriNet

All fees are billed automatically and appear on the front of your invoice.

PAYROLL

Regular Payroll Submission

Your electronic payroll hours entered through HR Passport are to be submitted to TriNet before 10 a.m. (your local time) 3 business days before the check date for ACH billing (4 business days before if reverse Fedwire is elected). Please refer to your Payroll Schedule available from your Account Manager. Overnight delivery of your paychecks is included to your main company location.

Additional fees for:

Standard Overnight delivery to additional locations, each location	$15
Electronic funds transfer if reverse Fedwire (RFW) is elected, each payroll	$15

Special Payroll and Termination Checks

Our fee for off-cycle checks to employees is the same as the Service Fee charged on a regular payroll, plus any additional fees specified below. Off-cycle checks include any separate checks or direct deposits to employees beyond regular payroll checks, including termination checks. Off-cycle information must be provided to TriNet before 10 a.m. (your local time) 3 business days before the check date for ACH billing (4 business days before if reverse Fedwire is elected) unless a faster turnaround is required for compliance purposes. For example, a termination check must be available on the employee's last workday in most states.

Additional fees for:

Special payroll check (non-termination)	$15
Standard Overnight delivery of special payroll check, per package (optional)	$15
Termination check with less than 3 business days' lead time	$15
Standard Overnight Delivery of termination check, per package (required)	$15
Replacing lost/misplaced check (includes Bank Stop Payment fee)	$25
Special fee for reviewing relocation or other taxable fringe benefits	$100
Alternate delivery methods	Request Quote

W-2 Changes

W-2 adjustments submitted 12/15/xx-12/30/xx (per employee)	$50
W-2 adjustments submitted 12/31/xx-1/2/yy (per employee)	$50 + 10% of taxes
W-2 adjustments submitted 1/3/yy and later	
Issuance of Form W-2C (per employee)	$150 + 10% of taxes
Filing of amended Form 941 (per form required per CUSTOMER)	$150

BENEFITS

New Hires

New hires are eligible to participate in TriNet benefits effective on the first day of pay on TriNet's payroll, as long as they are regular, full-time employees working 30 or more hours per week. If a new hire does not complete the enrollment process or waive coverage within 30 days, basic benefit coverage will be assigned for the employee.

The following items are available free online through HR Passport. Additional fees for:

Paper Benefits Enrollment	$75
Printed copy of Employee Handbook (not including shipping charges)	$12
Printed copy of TriNet Signature Benefits Guidebook (not including shipping charges)	$12

COBRA

Pre-existing COBRA participant processing fee (per month per former employee COBRA participant) – One-time per former employee	$100

COBRA processing upon termination of Agreement
(if Agreement is terminated without Customer securing sufficient successor health insurance coverage to avoid a qualifying event)
One-time per existing or former employee who is still within the time period to elect COBRA

Benefit Funding Changes

Changes made to benefit funding strategy outside open period for Benefit Decision site	$2,500

Special Fees for Retirement Plans

TriNet will process your payroll deductions, employer contributions and make remittances to your plan administrator, and provide standard reports at no extra charge. We do charge an additional $1,000 in setup fees to work with non-preferred plan administrators. Please see our document "Retirement Plan Summary Information."

HR SERVICES

New Hires

Report new hires to TriNet through HR Passport on or before the employee's first day of work. I-9s are to be submitted at the same times as New Hire information. I-9s not received within 3 days of date of hire could involve a date of hire change.

Additional fees for:

Change of hire date	$20
Expediting fee for each new hire not reported within 3 business days of hire	$50
Criminal record searches, each courthouse checked	$50
Background checks, each history (Credit, DMV, Education, Licenses, etc.) (govt. search fees charged in addition)	$25
Drug screening	$50

International

TriNet provides international services for foreign nationals, expatriates and local nationals. The fees indicated are in addition to the regular fees applicable to employees.

Foreign nationals working in the U.S. (per year)	$300
U.S. expatriates working abroad (per year)	$300
Local nationals working abroad (per instance)	Request Quote
Canadian services	Request Quote

HR Projects

In addition to the many HR services provided as part of the basic Service Fee, TriNet is available to provide customized HR projects requested by customers with quotes on a per project basis.

Custom HR projects	Request Quote

HRIS

Pay Advice Statements and Printed Management Reports

Electronic pay advice statements and management reports are published through HR Passport periodically at no extra charge. We can also print and ship these documents for the fees indicated.

Paper pay advice to all employees (including direct deposit) added to Service Fee	Add $2 per check for all employees
Printed set of standard management reports (duplicates of reports posted on HR Passport)	$75 plus shipping
Printed or soft copy of HR Passport Reports for Terminated Customer (per "as of" date of reports)	$75

Special Fees for Changes

There is no charge for the timely submission of data over HR Passport. Additional fees for:

Correction of data entry submitted over HR Passport	
Holiday schedule changes outside of annual calendar update	
Pay frequency changes	$25 per employee
Leave Plan changes involving retroactive reconciliations	$25 per employee

If you decide you would like to change another election your company has made, please contact your Account Manager to determine the next open window when the change could be made without charge and the special fee that would apply for a change at any other time.	Request Quote

Custom Projects

Customized management reports can be designed to your specifications, with the cost depending on the particular specifications.

Custom management report design ($ 95/Hr, 4 hour minimum)	$380

TriNet
1100 San Leandro Blvd.
San Leandro, CA 94577
Phone 510.352.5000 888.TriNet.8
Fax 510.352.6480
www.trinet.com

12/21/2009

American River Bankshares
3100 Zinfandel Drive Suite 450
Rancho Cordova,CA,95670

Attention: Mitchell Derenzo

Re: Customer Service Agreement - Addendum

Dear Mitchell Derenzo

Pursuant to your request, this letter agreement amends and provides additional clarification of certain provisions of the Customer Service Agreement ("Agreement") between American River Bankshares("CUSTOMER") and TriNet ("TRINET") dated 12/21/2009

Pricing:

With respect to §4.b, the Service Fee pricing shall be as follows:

Number of Employees	Per Employee Per Month
1	1,000
2	500
3	333
4	250
5-9	155
10-19	88
20-29	88
30-49	88
50-74	88
75-99	88
100-149	88
150 -199	85
200+	80

This pricing is offered to CUSTOMER on the condition that CUSTOMER agrees to keep the pricing confidential.

With respect to §4.b, TriNet agrees that the service fees amounts will not change for a period of 24 months through December 31, 2011.

TriNet

With respect to the TriNet Time and Attendance℠ application service set forth below in §5.a., CUSTOMER will pay a one time training and implementation fee of $0.00 (includes four (4) hours of online training. The time and attendance service fee will commence on the first day of the payroll period that is six (6) weeks after the commencement of TRINET payroll services. The time and attendance service fee covers online services only and does not include time clocks, additional training, software customization, additional databases, or hardware.

With respect to the provisions of 7.a and the Financial Disclosures, the following is added at the end of 7.a: "TriNet agrees to reduce the current applicable workers' compensation fee by 73% for CA 8808, for a period of 12 months from the commencement of services under this agreement. The corresponding rate after the reduction for CA 8808 will be .74 per $100 of remuneration. At the conclusion of the 12 month period, Customer and TriNet agree to discuss further workers' compensation pricing that is mutually agreed to by both parties.

OTHER

With respect to the provisions of 4.e, TriNet agrees that the NSF fees would only be assessed to cover bank charges.

With respect to §5.a, the following is added at the end: "TRINET will provide CUSTOMER with a non-transferable and non-exclusive right to access and use of the NETtime online time and attendance application for CUSTOMER's internal use subject to the terms and conditions of TRINET's contract with NETtime. While services may change in the future, services currently include online time attendance tracking, job costing, project tracking, data collection and labor scheduling. No time clocks or other hardware devices are included. TRINET reserves the right to alter or terminate the specific offering upon 30 days advance notice. CUSTOMER acknowledges that: this Agreement grants CUSTOMER no title or right of ownership in the NETtime application; CUSTOMER will not decompile, reverse engineer, translate or generate source code with respect to the application; from time to time the NETtime site may be inaccessible or inoperable; neither TRINET nor NETtime make any warranty as to fitness for a particular purpose or otherwise guaranty operation of the application and CUSTOMER will take such additional precautions as are reasonably necessary, including advising EMPLOYEEs and CUSTOMER's agents and contractors, to protect the confidentiality, trademark, trade secret and intellectual property rights of NETtime.

With respect to the provisions of §5.f, TriNet acknowledges that CUSTOMER, at the time of signing the Agreement, satisfies the requirements of §5.f(i)(c) such that there is no requirement for a cash deposit or security pursuant to §5.f(i)(a) or §5.f(i)(b).

With respect to the provisions of §5.g, this section is understood to mean that, subject to the identified co-employer rights of TriNet, Customer shall conduct the day-to-day management of any employee including recruiting, hiring, determining and extending offers of employment, establishing job descriptions, duties and compensation, disciplining, terminating, and making other workforce decisions for the worksite including workforce reductions or increases, with respect to any employee and, except in rare cases, such as those involving a breach by Customer of applicable law or other legal risk, it is understood that TriNet will add Customer's employees to TriNet's payroll as they are hired for the worksite and the appropriate information provided to TriNet and that TriNet will delete employees from TriNet's payroll as they are terminated from the worksite and the appropriate information provided to TriNet.

With respect to §5.t., the first sentence is amended to provide: "If CUSTOMER knowingly hires a TRINET corporate employee [i.e., an employee who provides service to TRINET under its direction and control] at any time during such employee's employment with TRINET, or within the six-month period

TriNet

following the termination of the employee's employment with TRINET, CUSTOMER shall pay TRINET a placement fee of $25,000.

With respect to the Schedule of Due Dates and Special Fees, TriNet will waive $1,000 in setup fees to work with a non-preferred retirement plan administrator

With respect to the provisions of 9.g, the first sentence is amended to provide, "This Agreement will be governed by and construed in accordance with the laws of the State of California, without giving effect to its conflicts of laws provisions."

All other terms of the Agreement remain unchanged and in effect as set forth. To the extent that anything contained herein is in conflict with the terms of the Agreement, the language of this letter agreement shall govern. The foregoing may not be altered or amended except in writing signed by CUSTOMER and TRINET.

Please signify your agreement to the foregoing by signing below and returning a signed copy of this document for our files. A facsimile of this document with signature shall be deemed as original.

Sincerely,

TriNet HR Corporation

By [signature]
[Signature of TriNet officer]

Acknowledged and agreed:

Date: Dec. 22, 2009

American River Bankshares

By [signature]

Name Mitchell A. Derenzo

Title EVP + CFO